Exhibit 2.6

                                    EXHIBIT D
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

      AGREEMENT dated as of July 21, 2005, between MERCATOR MOMENTUM FUND, L.P., MERCATOR MOMENTUM FUND III, L.P, MONARCH POINTE FUND, LTD. (collectively, the "Funds") and M.A.G. Capital, LLC ("MAG") (the Funds and MAG are referred to individually as a "Holder" and collectively as the "Holders"), and Futuremedia PLC a corporation organized under the laws of England and Wales (the "Company").

      WHEREAS, the Funds have purchased convertible debentures the ("Debentures"), for an aggregate purchase price of $4,000,000,from the Company, and have the right to cause their Debentures to be converted into Ordinary Shares, (the "Ordinary Shares"), of the Company, pursuant to the conversion price set forth in the Debentures;

      WHEREAS, each Fund and MAG have acquired Warrants (together, the "Warrants") from the Company, pursuant to which the Holders have the right to purchase in the aggregate up to Six Million One Hundred Seventy-Five Thousand One Hundred Four (6,175,104) shares of the Ordinary Shares through the exercise of the Warrants;

      WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Ordinary Shares issuable upon the conversion of the Debentures and the exercise of the Warrants.

      NOW, THEREFORE, the parties hereto mutually agree as follows:

      1. Registrable Securities. As used herein the terms "Registrable Security" means each of the Ordinary Shares (i) issued upon the conversion of the Debentures (the "Conversion Shares") or (ii) upon exercise of the Warrants (the "Warrant Shares"), provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination that (a) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of pursuant thereto, or (b) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Ordinary Shares, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this
Section 1.

      2. Registration.

      (a) The Company shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") within forty-five (45) days after the date of this Agreement in order to register the resale of the Registrable Securities under the Securities Act. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

            (b) The Company will initially include in the Registration Statement as Registrable Securities Eighteen Million Two Hundred Sixty-Two Thousand (18,262,000) Ordinary Shares.

      3. Covenants of the Company with Respect to Registration.

      The Company covenants and agrees as follows:

            (a) The Company shall use best efforts to cause the Registration Statement to become effective with the SEC as promptly as possible and in no event more than 100 days after filing the Registration Statement with the SEC. If any stop order shall be issued by the SEC in connection therewith, the Company shall use best efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of any Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are subject to the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request in writing.

            (b) The Company shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that each Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

            (c) The Company will take all actions which may be required to qualify or register the Registrable Securities included in the Registration Statement for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by each Holder of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

      4. Additional Terms.

            (a) The Company shall indemnify and hold harmless the Holders and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holders or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of each Holder and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of any Holder or underwriter (or to the benefit of any person controlling any Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify any Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

            (b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

            (c) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon any Holder any obligation to sell the Holder's Registrable Securities.

            (d) Each Holder, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

            (e) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of any Holder, use best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

            (f) Each Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holder with the Securities Act.

            (g) The Company agrees that it shall cause each of its directors and officers to refrain from selling any shares of the Company's Ordinary Shares until the Registration Statement has been declared effective.

            (h) Commencing on the date hereof and continuing until such time as the Debentures and Warrants are no longer outstanding, each Holder, on behalf of themselves and their affiliates, hereby covenant and agree not to, directly or indirectly, offer to "short sell", contract to "short sell" or otherwise "short sell" the securities of the Company, including, without limitation, Ordinary Shares that will be received as a result of the conversion of the Debentures or exercise of the Warrants.

      5. Governing Law. The Registrable Securities will be, if and when issued, delivered in New York. This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

      6. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

      7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      9. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy , and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

To Company:
Futuremedia Plc
Nile House
Nile Street
Brighton
BN1 1HW
Tel: +44 (0) 1273 829700
Fax: +44 (0) 1273 829702

With a copy to:

Mark A. Dorff, Esq.
Brown Rudnick / 8 Clifford Street / London W1S 2LQ
Tel: +44-20-7851-6005 (Direct)
Fax: +44-20-7851-6100

If to Holder:

M.A.G. Capital, LLC
555 South Flower Street
Suite 4200
Los Angeles, CA 90071
Telephone No.: (213) 533-8288
Facsimile No.:  (213) 533-8285
Attention:        David Firestone

With a copy to

Sheppard Mullin Richter & Hampton LLP
333 South Hope Street
48th Floor
Los Angeles, CA 90071-1448
Telephone No.: (213) 620-1780
Facsimile No.:  (213) 620-1398
Attention:        David C. Ulich

Each party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Funds to the Company, and in the case of the Company to all of the Funds and M.A.G.

      10. Binding Effect; Benefits. Any Holder may assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

      11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      13. Reserved.

      14. Attorneys' Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

             [The balance of this page is intentionally left blank.]

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                 FUTUREMEDIA PLC



                                 By:  /s/ Leonard M. Fertig
                                      ------------------------------------------
                                 Name:  Leonard M. Fertig
                                        ----------------------------------------
                                 Its:        President

                                 HOLDERS:

                                 MERCATOR MOMENTUM FUND, L.P.

                                 By:   M.A.G. CAPITAL, LLC
                                 Its:  General Partner

                                 By:  /s/ David Firestone
                                      ------------------------------------------
                                 Name: David Firestone
                                 Its:  Managing Member

                                 MERCATOR MOMENTUM FUND III, L.P.

                                 By: M.A.G. CAPITAL, LLC
                                 Its: General Partner

                                 By:  /s/ David Firestone
                                     -------------------------------------------
                                 Name: David Firestone
                                 Its:  Managing Member


                                 MONARCH POINTE FUND, LTD.

                                 By:  /s/ David Firestone
                                      ------------------------------------------
                                 Name: David Firestone
                                 Its:  President


                                 M.A.G. CAPITAL, LLC

                                 By:  /s/ David Firestone
                                     -------------------------------------------
                                 Name: David Firestone
                                 Its:  Managing Member